Exhibit 99.1

CONTACT:

Q.E.P. Co., Inc.

Richard A. Brooke

Senior Vice President and

Chief Financial Officer

561-994-5550

Q.E.P. CO., INC., REPORTS FISCAL 2010

FIRST QUARTER EARNINGS

QUARTERLY SALES – $50.7 MILLION

NET INCOME - $2.3 MILLION

CASH FROM OPERATIONS – $3.2 MILLION

BOCA RATON, FLORIDA—June 15, 2009—Q.E.P. CO., INC. (Nasdaq: QEPC) (the “Company”), today announced its financial results for the first quarter of its fiscal year ending on February 28, 2010.

Fiscal 2010 First Quarter Results of Operations

The Company reported net sales of $50.7 million for the first quarter of fiscal 2010 — a decrease of $2.2 million from the $52.9 million reported in the same quarter of fiscal 2009.

The change in net sales reflects modest improvements in the Company’s U.S. and European operations offset by the more significant effects of the weakening U.S. dollar compared to the same quarter in fiscal 2009. Nonetheless, the softening of residential, commercial and construction markets that impacted the Company’s operations in the latter half of the last fiscal year appears to have continued to restrain sales during the Company’s fiscal 2010 first quarter.

The Company’s gross margin increased to 30.6% for the first quarter of fiscal 2010 — up from 30.3% in the first quarter of fiscal 2009 and up from 27.5% for the Company’s 2009 fiscal year. The margin improvement generally reflects the moderating costs of raw materials in the U.S. offset by the negative impact of the weakening U.S. dollar on the Company’s international operations. However, as a result of the decrease in net sales, gross profit for the first quarter of fiscal 2010 was $15.5 million, down $0.5 million from $16.0 million in the first quarter of fiscal 2009.

Operating expenses for first quarter of fiscal 2010 were $11.6 million or 22.9% of net sales, a decrease of $2.0 million and 2.8% of net sales from the $13.6 million or 25.7% of net sales reported in the same quarter of fiscal 2009. By comparison, operating expenses for the Company’s 2009 fiscal year excluding the impairment loss on goodwill were 25.8% of net sales. As previously reported by the Company, in response to the weakening economic environment during the latter half of fiscal 2009, the Company took significant steps to reduce expenses and adjust its operating plans. Significant savings in operating expenses were realized during the first quarter of fiscal 2010 related to these measures. In addition, the weakening of the U.S. dollar made a positive contribution to a reduction in operating expenses of the Company’s international operations.

The moderating economic climate, the working capital and expense control measures implemented, and to a lesser degree the weakening of the U.S. dollar combined to significantly increase the Company’s net income for the first quarter of fiscal 2010 to $2.3 million ($0.64 per diluted share) from $1.2 million ($0.35 per diluted share) for the first quarter of fiscal 2009.

Cash provided by the Company’s operations during the first quarter of fiscal 2010 was $3.2 million — substantially all of which was used to reduce debt during the quarter. By comparison, during the first quarter of fiscal 2009 $1.8 million of cash was used in operations and was financed by additional borrowings. Working capital at the end of the Company’s fiscal year 2010 first quarter was $9.7 million, an increase of $3.8 million from $5.9 million at the Company’s fiscal 2009 year-end.

The Company reiterated that significant economic uncertainties remain in each of the markets in which it operates. Accordingly, it remains extremely difficult for the Company to project how the global economic environment will perform and the extent to which, or whether, the recently experienced improvements in the Company’s results of operations will continue.

NASDAQ Listing and SEC Registration

On May 29, 2009, the Company announced that, consistent with other cash management and cost reduction measures implemented, it had decided to delist its common stock from the NASDAQ Global Market and deregister its common stock under the Securities Exchange Act of 1934.

The Company currently intends to file a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act, with the Securities and Exchange Commission and NASDAQ on June 24, 2009. Upon filing of the Form 25 or shortly thereafter, the Company anticipates that its common stock will be quoted in the over-the-counter market on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities. The Company expects its common stock will continue to trade on the Pink Sheets, so long as market makers continue to make a market in the Company’s common stock.

On the effective date of the NASDAQ delisting, expected to be on or before July 6, 2009, the Company intends to file a Form 15, Notice of Termination of Registration and Suspension of Duty to File, with the Securities and Exchange Commission to terminate its reporting obligations under the Exchange Act. When the Form 15 has been filed, the Company’s obligation to file reports and other information under the Exchange Act, such as Forms 10-K, 10-Q and 8-K, will immediately be suspended, although the Company currently intends to continue reporting certain quarterly financial results, as well as its annual audited financial results, in press releases and on its website.

* * * * *

Q.E.P. Co., Inc., founded in 1979, is a leading worldwide manufacturer, marketer and distributor of a broad line of flooring tools and accessories for the home improvement market. Under brand names including QEP®, ROBERTS®, Smoothedge®, Vitrex®, PRCI®, Capitol® and Elastiment®, the Company markets over 3,000 specialty tools and flooring related products used primarily for surface preparation and installation of ceramic tile, carpet, vinyl and wood flooring. The Company sells its products to home improvement retail centers and specialty distribution outlets in 50 states and around the world.

Certain statements in this press release are forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made only as of the date of this release and are subject to risks and uncertainties which could cause actual results to differ materially from those discussed in the forward-looking statements and from historical results of operations. Among the risks and uncertainties that could cause such a difference are assumptions relating to the continued success of improvements in our operations and of working capital and expense control measures implemented, the impact of global economic circumstances and currency markets on our operations, the potential for growth in sales of our products, the continued success of our manufacturing processes, the cost of raw materials and finished goods, the continued success of initiatives with certain of our customers, the success of other sales and marketing efforts, the Company’s ability to successfully delist its common stock with NASDAQ and deregister its common stock under the Exchange Act on its anticipated timeline, the Company’s ability to have its common stock trade on the Pink Sheets, the scope and timing of reporting future financial results, and other business and economic factors. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Risk Factors” and “Forward-Looking Statements” section of our Annual Report on Form 10-K for the year ended February 28, 2009 filed with the SEC on May 29, 2009.

-Financial Information Follows-

Q.E.P. CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended May 31,
	2009	2008
Net sales	$50,683	$52,885
Cost of goods sold	35,161	36,849

Gross profit	15,522	16,036

Operating costs and expenses:
Shipping	5,340	5,607
General and administrative	3,961	4,454
Selling and marketing	2,325	3,625
Other income, net	(26)	(112)

Total operating costs and expenses	11,600	13,574

Operating income	3,922	2,462

Interest expense, net	(322)	(455)

Income before provision for income taxes	3,600	2,007

Provision for income taxes	1,336	769

Net income	$2,264	$1,238

Net income per share:
Basic	$0.64	$0.36

Diluted	$0.64	$0.35

Weighted average number of common shares outstanding
Basic	3,531	3,433

Diluted	3,532	3,496

Q.E.P. CO., Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	May 31, 2009	February 28, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$670	$695
Accounts receivable, less allowance for doubtful accounts of $641 and $561 as of May 31, 2009 and February 28, 2009, respectively	31,922	26,746
Inventories	26,695	24,446
Prepaid expenses and other current assets	1,491	2,026
Deferred income taxes	1,477	1,472

Total current assets	62,255	55,385

Property and equipment, net	6,410	6,225
Deferred costs	1,983	2,203
Deferred income taxes	2,072	2,072
Goodwill	953	826
Other intangible assets, net	2,004	1,991
Other assets	298	263

Total Assets	$75,975	$68,965

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$19,737	$15,136
Accrued liabilities	9,362	8,228
Lines of credit	22,611	24,832
Current portion of long term debt	886	1,292

Total current liabilities	52,596	49,488

Notes payable	4,052	3,442
Other long term liabilities	529	495

Total Liabilities	57,177	53,425

SHAREHOLDERS’ EQUITY
Preferred stock, 2,500,000 shares authorized, $1.00 par value; 336,660 shares issued and outstanding at May 31, 2009 and February 28, 2009	337	337
Common stock; 20,000,000 shares authorized, $.001 par value; 3,694,841 shares issued, and 3,531,085 shares outstanding at May 31, 2009 and February 28, 2009	4	4
Additional paid-in capital	10,418	10,406
Retained earnings	11,566	9,306
Treasury stock; 163,756 shares (held at cost) outstanding at May 31, 2009 and February 28, 2009	(1,113)	(1,113)
Accumulated other comprehensive income (loss)	(2,414)	(3,400)

Total Shareholders’ Equity	18,798	15,540

Total Liabilities and Shareholders’ Equity	$75,975	$68,965

Q.E.P. CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	For the Three Months Ended May 31,
	2009	2008
Cash flows from operating activities:
Net income	$2,264	$1,238

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	346	463
Bad debt expense	43	34
Stock-based compensation expense	11	(35)
Changes in assets and liabilities:
Accounts receivable	(3,993)	3,098
Inventories	(1,103)	(1,964)
Prepaid expenses and other current assets	609	564
Deferred costs and other assets	185	(3,176)
Trade accounts payable and accrued liabilities	4,839	(2,025)

Net cash provided by (used in) operating activities	3,201	(1,803)

Cash flows from investing activities:
Capital expenditures	(66)	(131)
Proceeds from sale of business	—	335

Net cash provided by (used in) investing activities	(66)	204

Cash flows from financing activities:
Net borrowings (repayments) under lines of credit	(2,977)	2,568
Borrowings of long-term debt	802	—
Repayments of long-term debt	(1,019)	(573)
Purchase of treasury stock	(30)	(40)
Dividends	(3)	(6)

Net cash provided by (used in) financing activities	(3,227)	1,949

Effect of exchange rate changes on cash	67	(5)

Net increase (decrease) in cash	(25)	345

Cash and cash equivalents at beginning of period	695	949

Cash and cash equivalents at end of period	$670	$1,294

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